UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2011

Sunvalley Solar, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	20-8415633
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

398 Lemon Creek Dr., Suite A, Walnut, CA 91789
(Address of principal executive offices)

(909) 598-0618
(Issuer’s telephone number)

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2011, our board of directors approved our entry into a Securities Purchase Agreement (the “SPA”) with Tonaquint, Inc., a Utah corporation (“Tonaquint”), and the issuance to Tonaquint of a Convertible Promissory Note (the “Note”) under the SPA in the amount of $200,000. The SPA and the Note are effective October 18, 2011. The Note bears interest at an annual rate of 8%, with principal and interest coming due nine (9) months from the date of issuance. The Note may be converted in whole or in part, at the option of the holder, to shares of our common stock, par value $0.001, at any time following 180 days after the issuance date of the Note. The conversion price under the Note is 61% of the Market Price of our common stock on the conversion date. For purposes of the Note, “Market Price” is defined as the average of the 3 lowest closing bid prices for our common stock on the 10 trading days immediately preceding the conversion date. The number of shares issuable upon conversion is limited so that the Holder’s total beneficial ownership of our common stock may not exceed 9.99% of the total issued and outstanding shares.

Upon conversion of the Note in whole or in part, we will be obligated to deliver the conversion stock to the holder within 3 business days of our receipt of notice of conversion. Failure to timely deliver conversion stock will cause us to be in default under the Note. Upon any default under the Note, interest will accrue at the default rate of 22% percent per year and significant additional penalties will be imposed. The conversion price of the Note will be subject to adjustment in the event of certain dilutive issuances of securities, distributions of stock or assets to shareholders, mergers, consolidations, and certain other events. Pre-payment of the Note will result in certain penalties depending on the time of pre-payment, and will not be allowed after 180 days.

Additional covenants, representations, and warranties between the parties are included in the Note and the SPA. The foregoing is a brief summary of the material terms of the Note and the SPA, which should be reviewed in their entirety for additional information.

SECTION 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation of the Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation is incorporated by reference into this Item 2.03.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of unregistered securities to Tonaquint is incorporated by reference into this Item 3.02. Tonaquint is an accredited investor as defined in Rule 501(a) of Regulation D and the offer and sale of the Note to Tonaquint was exempt from registration under Rule 506 of Regulation D.

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SECTION 9 – Financial Statements And Exhibits

Item 9.01. Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Convertible Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunvalley Solar, Inc.

/s/ Zhijian (James) Zhang

Zhijian (James) Zhang

Chief Executive Officer

Date: October 24, 2011

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